UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2023

enGene Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	001-41854	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4868 Rue Levy, Suite 220 Saint-Laurent, QC, Canada	H4R 2P1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (514) 332-4888

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	ENGN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one common share, at an exercise price of $11.50 per share	ENGNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Hercules Amended Loan Agreement

On December 22, 2023 (the “Closing Date”), enGene Holdings Inc. (the “Company”), together with its subsidiaries, enGene Inc. and enGene USA, Inc. (collectively with the Company, on a joint and several basis, the “Borrowers”) entered into an Amended and Restated Loan and Security Agreement (the “Amended Loan Agreement”), with Hercules Capital, Inc., as agent and lender (“Hercules” or “the Bank”), and the several banks and other financial institutions or entities from time to time parties thereto (with Hercules, the “Lenders”). The Amended Loan Agreement amends and restates in its entirety that certain Loan and Security Agreement with Hercules dated December 30, 2021 (the “Prior Loan Agreement”), by, among other things, adding the Company as a co-borrower thereunder.

The Amended Loan Agreement provides for a term loan facility of up to $50 million available in multiple tranches (the “Term Loan”), as follows: (i) an initial term loan advance (the “Tranche 1 Advance”) that was made on the Closing Date of $22.5 million, approximately $8.6 million of which was applied to refinance in full the term loans outstanding under the Prior Loan Agreement, (ii) subject to the achievement of the specified Interim Milestone (the “Interim Milestone”) and satisfaction of certain other conditions precedent, a right of the Borrower to request that the Lenders make additional term loan advances to us in an aggregate principal amount of up to $7.5 million from the achievement of the Interim Milestone through the earlier of (x) 60 days following the Interim Milestone and (y) March 31, 2025, and (iii) an uncommitted tranche subject to the Lenders’ investment committee approval and satisfaction of certain other conditions precedent (including payment of a 0.75% facility charge on the amount borrowed), pursuant to which the Borrowers may request from time to time up to and including the Amortization Date (defined below) that the Lenders make additional term loan advances to the Borrowers in an aggregate principal amount of up to $20.0 million. The Borrowers are required to pay upon the earlier of the Maturity Date (as defined below) or payment in full of the Term Loans, an end of term fee equal to 5.50% of the aggregate principal amount of the Term Loans. The Borrowers are also required to pay on July 1, 2025 or, if earlier, the date the Borrowers prepay the Term Loans, $698,500 representing the end of term charge under the Prior Loan Agreement.

The Term Loans mature on January 1, 2028, with no option for extension (the “Maturity Date”).

The Term Loan bears cash interest payable monthly at an annual rate equal to the greater of (a) the prime rate of interest as reported in the Wall Street Journal plus 0.75% (capped at 9.75%) and (b) 9.25%. The Term Loan also bears additional payment-in-kind interest at an annual rate of 1.15%, which is added to the outstanding principal balance of the Term Loan on each monthly interest payment date. Borrowings under the Amended Loan Agreement are repayable in monthly interest-only payments through the “Amortization Date”, which is either: (x) July 1, 2025 or (y) if the Interim Milestone is achieved and there has been no default, January 1, 2026, or (z) if the Interim Milestone and certain clinical milestones are achieved and there has been no default, July 1, 2026. After the Amortization Date, the outstanding Term Loans and interest shall be repayable in equal monthly payments of principal and accrued interest until the Maturity Date.

At the Borrowers’ option, the Borrowers may elect to prepay all, but not less than all, of the outstanding Term Loan by paying the entire principal balance and all accrued and unpaid interest thereon plus a prepayment charge equal to the following percentage of the principal amount being prepaid: (i) 3.0% of the principal amount outstanding if the prepayment occurs in any of the first twelve months following the Closing Date; (ii) 2.0% of the principal amount outstanding if the prepayment occurs after the first twelve months following the Closing Date but on or prior to twenty-four months following the Closing Date; and (iii) 1.0% of the principal amount outstanding if prepayment occurs at any time thereafter but prior to the Maturity Date.

In connection with the Amended Loan Agreement, the Borrowers granted Hercules a security interest senior to any current and future debts and to any security interest in all of the Borrowers’ right, title, and interest in, to and under all of the Borrowers’ property and other assets, subject to limited exceptions including the Borrowers’ intellectual property.

The Amended Loan Agreement contains negative covenants that, among other things and subject to certain exceptions, could restrict the Borrowers’ ability to incur additional liens, incur additional indebtedness, make investments, including acquisitions, engage in fundamental changes, sell or dispose of assets that constitute collateral, including certain intellectual property, pay dividends or make any distribution or payment on or redeem, retire or purchase any equity interests, amend, modify or waive certain material agreements or organizational documents and make payments of certain subordinated indebtedness. The Amended Loan Agreement also contains certain events of default and representations, warranties and non-financial covenants of the Borrowers. The Borrowers have been in compliance with the financial covenants and non-financial covenants since inception of the Term Loan.

The foregoing description of the Amended Loan Agreement is qualified in its entirety by reference to the Amended Loan Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Warrants

In connection with the Amended Loan Agreement, the Company also agreed to issue to the Lenders in connection with each advance of Term Loans warrants (“Warrants”) to purchase that number of the Company’s common shares as shall equal to 2% of the aggregate principal amount of such Term Loan advance divided by the Warrant per share exercise price of $7.21 (which exercise price equals the ten-day volume weighted average price for the ten (10) trading days preceding the Closing Date and is subject to customary adjustments under the terms of the Warrants). Warrants are exercisable for a period of seven years from issuance.

On the Closing Date, the Company issued to the Lenders 62,413 Warrants in connection with the Tranche 1 Advance of the Term Loans (the “Closing Date Warrants”). Subsequently issued Warrants shall be substantially in the form of the Closing Date Warrants.

Under the terms of the Amended Loan Agreement, the maximum number of Warrants and resultant underlying common shares of the Company that could be issued is 138,696 (i.e. 2% of the $50,000,000 total commitment amount divided by the exercise price of $7.21 price specified in the Closing Date Warrant), assuming no adjustments are made under the terms of the Warrants and further assuming the full amount of Term Loans are drawn.

The foregoing description of the Warrants is qualified in its entirety by reference to the form of Closing Date Warrant attached as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03.       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

The Warrants were issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Form of Closing Date Warrant to Purchase Common Shares of enGene Holdings Inc., pursuant to the Amended and Restated Loan and Security Agreement dated December 22, 2023.*

10.1	Amended and Restated Loan and Security Agreement, dated December 22, 2023, by and among enGene Holdings Inc., enGene Inc. and enGene USA, Inc., as borrower, Hercules Capital, Inc., as agent, and the lenders from time to time party thereto. *†+

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
†

Certain of the exhibits and schedules to these exhibits have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

+	Portions of this exhibit are redacted in accordance with Regulation S-K Item 601(b)(10)(iv).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGENE HOLDINGS INC.

December 28, 2023	By:	/s/ Jason D. Hanson
Name: Jason D. Hanson
Title: Chief Executive Officer